EXHIBIT 99.1

For Immediate Release

For additional information contact:

Peter J. O’Hanlon or Jon M. Donnell

(614) 356-5000

Dominion Homes Announces Third Quarter

Earnings Release and Conference Call

DUBLIN, Ohio – October 23, 2003 – Dominion Homes (NASDAQ:DHOM) will release third quarter 2003 earnings on Monday, October 27, 2003.

The Company’s third quarter 2003 conference call to discuss earnings will take place at 2:00 p.m. Eastern Time on Monday, October 27, 2003. Interested parties may listen in by accessing the Company’s website at www.dominionhomes.com, selecting either the Central Ohio or Louisville, Kentucky location and then selecting “Third Quarter Analyst’s Webcast Conference Call.”

Dominion Homes offers distinct series of homes, which are differentiated by size, price, standard features and available options. The Company’s “The Best of Everything” philosophy focuses on providing its customers with unsurpassed products, quality, and customer service. There are currently over 50 Dominion Homes locations in Central Ohio and Louisville, Kentucky. Additional information about the Company and its homes is located on its website.